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                                                                    Exhibit 10.4

Contract No ____________

                               RESELLER AGREEMENT

This Reseller Agreement ("Agreement") is made and entered into as of this 8th day of November 1999, between BroadVision, Inc. ("BroadVision") and

Company Corio, Inc.
        ("Reseller")
Address 700 Bay Road, Suite 210
        Redwood City, CA 94063

This Reseller Agreement is attached to and incorporated by reference into that certain Master Agreement dated the date hereof between Reseller and BroadVision (the "Master Agreement"). Terms defined in the Master Agreement and used herein shall have the respective meanings ascribed to them in the Master Agreement. In consideration of the mutual covenants and conditions contained in this Agreement and in the Master Agreement, the parties agree as stated herein. The following attachments, required when applicable, are also part of this Agreement:

        A.      Scope of License

        B.      Current Licensing Practices

        C.      Required Provisions of Sublicenses

        D.      Support Escalation Procedure

        E.      Master Preferred Escrow Agreement

1.      LICENSE.

        A. DEVELOPER LICENSE. BroadVision hereby grants to Reseller a nonexclusive and nontransferable license ("Developer License"), subject to the terms and conditions of this Agreement, to use the object code for the Software. For the purpose of this Agreement, "Software" shall mean the software products set forth in Attachment A, including all versions, including current, previous, and subsequent versions, of all software products, together with operating instructions, user manuals, training material, and other documentation as BroadVision supplies to Reseller. Reseller's sole permitted uses of a Developer License shall be to develop and demonstrate the application software products and/or systems listed in Attachment A ("the Application") that it intends to license to end-user customers ("End-Users"). Reseller's use of Developer Licenses shall be in a manner consistent with Attachment B. Developer Licenses may not be used to operate production versions of the Application, or any other Reseller or End-User programs on a production basis.

        B. END-USER LICENSE. BroadVision also grants to Reseller a nonexclusive and nontransferable license to sublicense and distribute the Software to its End-Users, on a nonexclusive and nontransferable basis ("End-User License"), on Reseller's servers in a hosted environment for use solely in conjunction with the Application, in the geographic areas specified in Attachment A ("Territory"). Reseller shall require each End-User, before it may use or install the Application, to execute a written license agreement containing, at a minimum, the required provisions specified in Attachment C. Reseller shall indemnify BroadVision for all damages caused by Reseller's failure to include required terms in its sublicense agreements with its End-Users. Reseller may also obtain End-User Licenses for its own use, in the event that it itself intends to operate production versions of the Software; such End-User Licenses shall be governed by the terms and conditions of this Agreement, as if Reseller had sublicensed to an End-User.

        C. PROHIBITED USES. Reseller may not (a) rent, lease, or loan the Software other than allowed for in this Agreement; (b) electronically transmit the Software over a network except as necessary for Reseller's licensed use of the Software; (c) use run-time versions of third-party products embedded in the Software, if any, for any use other than the intended use of the Software, (d) modify, disassemble, decompile, or reverse engineer the Software; (e) transfer possession of any copy of the Software to another party, except as expressly permitted herein; (f) sublicense or permit the Software to be sublicensed to any governmental entity without BroadVision's prior written consent; or (g) use the Software in any way not expressly provided for in this Agreement. There are no implied licenses. Reseller agrees not to exceed the scope of the licenses granted herein. Reseller acknowledges and agrees that BroadVision may, at any time without notice, incorporate license management software into the Software to prevent Reseller or End Users from exceeding the scope of their respective licenses.

2.      PAYMENT, PRICES. Except as set forth in the Master Agreement:

        A. For Developer Licenses, consulting, training, and documentation, invoices shall be issued upon delivery of the products or services, unless agreed to the contrary, and shall be due and payable in United States currency upon receipt by Reseller.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
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                Payment shall be overdue thirty (30) days after the delivery date specified on the invoice.

        B. Within thirty (30) days of delivery of each copy of the Software from BroadVision to Reseller or the End-User, or from Reseller to the End-User if Reseller has reproduction rights as set forth in Section 2.D below, Reseller shall pay BroadVision the applicable license or sublicense fee as set forth in the Master Agreement and as reported in Section 3 herein. Reseller is free to determine unilaterally its own sublicense fees to its End-Users. RESELLER'S OBLIGATION TO PAY SUBLICENSE FEES TO BROADVISION IS NOT CONTINGENT UPON RESELLER'S COLLECTION FROM ITS END-USERS.

        C. Technical support fees are due annually in advance of the anniversary date of each Developer License and End-User License, including the first year, since BroadVision's technical support fees are not bundled together with license fees. The annual price for technical support for Developer Licenses shall be BroadVision's then-current price for such services. Reseller may, at its option, make all technical support fees payable a common anniversary date, in which case only a prorated portion of the technical support fee shall be due immediately upon delivery of the license or sublicense.

        D. Software will be shipped FOB BroadVision's facility in Redwood City, California, U.S.A., by commercial surface transportation. Transportation charges in excess of such rates will be billed to Reseller. Except to the extent prohibited by law or contract, BroadVision will permit Reseller to obtain its initial copy of the Software by FTP transfer over the Internet in accordance with instructions provided by BroadVision. Reseller will download the initial copy of the Software promptly after execution of this Agreement and will thereafter download any separately priced version of Software promptly after the issuance of its purchase order to BroadVision for such version. Reseller will promptly notify BroadVision if it makes any copies of the Software as downloaded if such copy would require the payment of additional fees to BroadVision. Software shall be deemed accepted upon delivery. Reseller may produce its own copies of the Software for delivery to End-Users from a master copy provided by BroadVision so long as it notifies BroadVision in writing of any copies that it makes for such purpose and pays any applicable fees.

        E. The prices stated in BroadVision quotations are exclusive of any federal, state, municipal, value-added, foreign withholding or other governmental taxes, duties, fees, excises, or tariffs now or hereafter imposed on the production, storage, licensing, sale, transportation, import, export, or use of the Software or any improvements, alterations, or amendments to the Software. Reseller shall be responsible for, and if necessary reimburse, BroadVision for all such taxes, duties, fees, excises, or tariffs, except for governmental or local taxes imposed on BroadVision's corporate net income. Overdue payments shall be subject to a finance charge of one and one-half percent (1 1/2%) for each month or fraction thereof that the invoice is overdue, or the highest interest rate permitted by applicable law, whichever is lower. BroadVision shall also be reimbursed for its collection costs in the event of late payments, including reasonable attorney's fees.

3.      REPORTING.

        Except as set forth in the Master Agreement, each month Reseller, within fifteen (15) days following the end of such month, shall provide BroadVision a report including the following:

                i. a list of each End-User License delivered and each End-User agreement executed, specifying the name and location of the sublicensee;

                ii. a detailed account of all fees due to BroadVision under this Agreement.

4.      SOFTWARE MAINTENANCE.

        A. BroadVision agrees to provide Reseller with software maintenance subject to the provisions and conditions listed below. Reseller shall be solely responsible for installing and supporting its Customers; BroadVision will refer back to Reseller any questions BroadVision receives from Customers.

                i. Software maintenance shall include (i) telephone and electronic mail support provided during BroadVision's normal working hours, and (ii) standard releases containing improvements or modifications to the Software that BroadVision provides to its maintenance customers generally where such improvements or modifications are not priced as separate new products or options ("Standard Release"). A copy of BroadVision's support escalation

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                        procedure, including targeted response times, is set
                        forth in Attachment D hereto.

                ii. BroadVision shall provide software maintenance for any Standard Release only until one year after shipment of the subsequent Standard Release.

                iii. Reseller shall designate one Support Contact Person for each Customer, who shall be responsible for communicating support issues to BroadVision; provided, that in no event may the total number of such Support Contact Persons exceed eight (8) unless otherwise agreed by BroadVision. Reseller agrees to provide BroadVision with timely written notification containing all details of software problems necessary for BroadVision to diagnose such problems. Reseller agrees to cooperate fully in providing BroadVision with Reseller's source code, in machine-readable form, and other materials necessary to reproduce a reported software problem. Subject to Reseller's security requirements, Reseller agrees to provide BroadVision reasonable direct or remote access and test time on Reseller's BroadVision system, for the purpose of diagnosing reported software problems. If BroadVision provides on-site services at Reseller's request in connection with software maintenance, Reseller shall reimburse BroadVision for all travel and other reasonable out-of-pocket expenses incurred with respect to such services.

                iv. Software maintenance will also include any patch releases ("Patch Releases") that BroadVision makes available to its maintenance customers generally. Patch Releases are intended to address material deviations between the Software and its published specifications until a Standard Release can be made available. Reseller may install Patch Releases at its option.

                v. BroadVision shall not be responsible for maintaining Software that fails to comply with its published specifications if such non-compliance is the result of modification of the Software by Reseller or third parties. If BroadVision expends its time on a noncompliance found to be the result of any of the preceding or due to the operation of the Application, Reseller shall pay BroadVision for such time at BroadVision's then-current hourly consulting rate.

        B. BroadVision will give Reseller at least sixty days advance notice of the expiration of the applicable annual maintenance period and the annual maintenance fees for the ensuing annual maintenance period. Such prices will be determined in accordance with the Master Agreement and this Agreement. Reseller may renew maintenance for all (but not less than all) copies of the Software licensed to it by giving BroadVision written notice of such renewal on or before the beginning of the applicable maintenance renewal period. In the event of termination for Reseller's breach or Reseller's convenience, all maintenance fees shall be immediately due and payable without notice; in the event of termination for any other reason, Reseller shall be entitled to a refund of maintenance fees already paid, prorated for the unused portion of such fees. If BroadVision determines that it is in its best interests to cease providing its customers generally with maintenance for any or all of the Software, BroadVision may discontinue its maintenance obligations to Reseller (and to Reseller's Customers if BroadVision exercises its rights under Section 12 hereof) with respect to such Software by giving Reseller at least one year's prior written notice of such discontinuance.

        C. Annual software maintenance fees are due and payable in advance; in all other respects payments are subject to the terms and conditions of the Agreement.

        D. If Reseller initially declines software maintenance and then subsequently elects to commence maintenance, or if maintenance for an item of Software is discontinued at Reseller's request and then subsequently renewed, Reseller shall pay the maintenance fees that would have been due for the period during which maintenance was not provided.

5.      CONDUCT.

        A. Reseller shall employee the highest reasonable professional standards in selling and supporting the Application, and shall avoid deceptive, misleading, or unethical practices that may be detrimental to BroadVision or to the Software. Reseller personnel shall obtain training from BroadVision, at BroadVision's then-current standard rates, in the proper use of the Software, and shall provide, or arrange for BroadVision to provide, such training to Customers where appropriate. Reseller and BroadVision shall

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                comply with all laws applicable to the subject matter of this
                Agreement. Failure to honor the terms of this section shall constitute a material breach of this Agreement; provided, however, that prior to BroadVision terminating this Agreement for any such failure, BroadVision and Reseller will promptly attempt to resolve any disagreement over such failure in good faith.

        B. Subject to the terms and conditions of this Agreement, BroadVision hereby grants to Reseller a non-exclusive, non-transferable, non-sublicenseable license to use the BroadVision trademarks, trade names, and logos (the "Marks") to advertise the Software in the Territory. Reseller acknowledges BroadVision's ownership and exclusive rights in the Marks. Reseller's use of the Marks shall inure to the benefit of BroadVision. Reseller shall not attempt to register the Marks or adopt, use or attempt to register any confusingly similar marks. BroadVision may immediately terminate this trademark license if Reseller's use of the Marks does not conform to BroadVision's then-current standards and usage policy. Reseller shall state at the first instance of each use of a Mark that the Mark is BroadVision's trademark and include the symbols TM or (R) as appropriate. Reseller shall not use any trademark, word, symbol, letter or design in combination with the Marks in any manner which would create a combination mark.

        C. Unless otherwise requested by BroadVision, Reseller shall ensure that the phrase "Personalized by BroadVision One-To-One" shall appear on the logon screen, splash screen, or other first view of the Application seen by consumers or other end-users when they enter the Application and will use all commercially reasonable efforts to obtain the consent of Customers to the foregoing in connection with their respective uses of the Application. The above phrase shall be a hypertext link to a URL specified by BroadVision. Reseller's use of the phrase shall be in accordance with BroadVision's guidelines for use of the mark.

6.      TITLE TO SOFTWARE.

        Reseller shall include BroadVision's copyright or proprietary rights notice on any copies of the Software or associated documentation, including copyright or proprietary rights notices of third parties that are included on media or in documentation provided by BroadVision. Reseller acknowledges that the Software is the property of BroadVision or its licensors.

        Subject to BroadVision's ownership of any materials or technology provided to Reseller, including without limitation the Software, the results of all development efforts made solely by Reseller, including all intellectual property rights in any software interface coding or programs created solely by Reseller during the term of this Agreement to enable the Software to operate within Reseller's hosted environment ("Developments"), shall be owned by Reseller, unless otherwise agreed or unless such Developments are supported on an ongoing basis by BroadVision, in which case BroadVision will have or retain all ownership rights, including intellectual property rights in the Developments. To the extent that BroadVision would otherwise have a claim of ownership in Developments, BroadVision hereby assigns all rights in and to such Developments to Reseller.

7.      WARRANTY.

        BroadVision warrants that the Software will conform in all material respects to its written specifications when installed and for 90 days thereafter. For purposes of this Agreement, the sole source of such specifications shall be BroadVision's written user documentation as provided to Reseller concurrently with the delivery of the Software. BroadVision further warrants that the Software is and shall be "Year 2000 Compliant". For purposes of this Section 7, the term "Year 2000 Compliant" means that, through January 31, 2001 (a) no value for a current date will cause any interruption in operation; (b) date-based functionality will behave consistently for dates prior to, during, and after year 2000; (c) in all interfaces and data storage, the century in any date must be specified either explicitly or by unambiguous algorithms or inferencing rules; and (d) year 2000 must be recognized as a leap year. BroadVision further warrants, so long as Reseller is purchasing maintenance services pursuant to Section 4 hereof, that its maintenance services will be performed in a professional and workmanlike manner. Reseller will notify BroadVision during or within thirty (30) days after the expiration of the applicable warranty period set forth above of any nonconformity. Where a material nonconformity exists within the warranty period, and proper notice has been given to BroadVision, BroadVision will use due diligence to correct the nonconformity and provide Reseller with one copy of any such corrected version of the Software, or, if BroadVision is unable to correct such nonconformance within a reasonable period of time, refund all license fees paid to it for the Software, or the most recent software maintenance fee paid for the Software, if the nonconformity relates to a Standard

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        Release or maintenance services delivered pursuant to Section 4 herein.

        THESE WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES AND CONDITIONS, EXPRESSED OR IMPLIED, AND BROADVISION EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, OR NONINFRINGEMENT.

8.      LIMITATION OF LIABILITY.

        Except for a party's liability under Section 9 hereof and for breaches of Section 13 of the Master Agreement and Section 10 hereof, each party's liability to the other under this Agreement or for any other reason relating to the products and services provided under this Agreement, including claims for contribution or indemnity, shall be limited to the amount paid to BroadVision under this Agreement. NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY REMEDY UNDER THIS AGREEMENT, EACH PARTY AGREES THAT IN NO EVENT SHALL THE OTHER PARTY BE LIABLE FOR SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, INCLUDING LOST PROFITS OR LOSS OF USE, HOWEVER ARISING INCLUDING NEGLIGENCE; PROVIDED, HOWEVER, THAT LOST REVENUE OR LOST PROFITS ARISING FROM A PARTY'S UNAUTHORIZED USE, DISCLOSURE OR DISTRIBUTION OF THE OTHER PARTY'S CONFIDENTIAL INFORMATION (INCLUDING WITHOUT LIMITATION THE SOFTWARE) SHALL BE DEEMED A DIRECT DAMAGE.

9.      INTELLECTUAL PROPERTY RIGHTS INDEMNITY.

        A. BroadVision will defend any action against Reseller claiming that the Software constitutes infringement or misappropriation of any patent, copyright, trademark, trade secret or intellectual property right. BroadVision shall indemnify Reseller for any reasonable expense incurred by Reseller in connection with the foregoing. BroadVision's obligations under this section are conditioned upon BroadVision having sole control of any such action, and upon Reseller notifying BroadVision immediately in writing of the claim and giving authority, information, and assistance necessary to settle or defend such claim. If the use of the Software infringes or is enjoined, or BroadVision believes it is likely to infringe or be enjoined, BroadVision may, at its sole option, (i) procure for Reseller the right to continue use of the licensed Software as furnished; (ii) replace the licensed Software; (iii) modify the licensed Software to make it non-infringing, provided that the Software still substantially conforms to the applicable specifications; or (iv) if BroadVision, after using all commercially reasonable efforts, is unable to accomplish the foregoing remedies, terminate the license and refund the license fee for the Software, less a proportional adjustment for the time the Software was used by Reseller, equal to the ratio of the time elapsed since the delivery date to five (5) years. The indemnity provided herein shall not apply if the alleged infringement arises from: (a) the use of other than a currently supported, unaltered release of the licensed Software; (b) the use of Software that has been modified or merged with other programs by Reseller; or (c) the use of the licensed Software in combination with software or hardware not provided under this Agreement or with the Application. The foregoing states BroadVision's sole and exclusive liability for patent, copyright, or other proprietary rights infringement or for breach of any express or implied warranty of title, ownership or non-infringement.

        B. Reseller will defend any action against BroadVision (a) claiming that any software provided by Reseller to Customers (other than the Software) infringes or misappropriates any patent, copyright, trademark, trade secret or intellectual property right; or (b) resulting from Reseller's acts, omissions, or misrepresentations. Reseller shall indemnify BroadVision for any reasonable expense incurred by BroadVision in connection with the foregoing. Reseller's obligations under this section are conditioned upon Reseller having sole control of any such action, and upon BroadVision notifying Reseller immediately in writing of the claim and giving authority, information, and assistance necessary to settle or defend such claim.

10.     CONFIDENTIALITY OF SOFTWARE AND DOCUMENTS.

        A. Except to the extent permitted in the Master Agreement, Reseller shall not reproduce, duplicate, copy, sell, or otherwise disseminate the Software, including operating instructions, user manuals, and training materials, in any medium except as authorized herein.

        B. Reseller acknowledges that the Software is BroadVision's extremely valuable trade secret. With respect to any copies of the Software retained by Reseller for its internal use, Reseller shall not disclose the Software to any third parties

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               (other than onsite contractors who are subject to confidentiality and use restrictions similar to those contained in this Agreement) nor use the Software for any purpose other than as expressly stated in this Agreement. With respect to copies of the Software that Reseller procures or makes for redistribution, such copies may only be redistributed so long as the recipient satisfies the requirements of this Agreement and, without limiting the foregoing, is subject to the use and disclosure restrictions of Attachment C.

        C. Reseller shall not release the results of any benchmark of the Software, or of any third party products embedded in the Software, without BroadVision's prior written approval.

11.     AUDIT RIGHTS.

        No more than once annually, BroadVision may audit Reseller's records to ensure that license and other fees have been properly paid in compliance with this Agreement. Any such audit will be conducted during regular business hours at Reseller's offices and shall not interfere unreasonably with Reseller's business activities. If an audit reveals that Reseller has underpaid its total fees by more than five percent (5%), then Reseller shall pay BroadVision's reasonable costs of conducting the audit, in addition to the underpaid amount.

12.     TERM/TERMINATION.

        A. This Agreement shall be for an initial term of forty-eight months unless the Agreement is terminated previously as provided herein.

        B. BroadVision may terminate this Agreement upon 30 days prior written notice and an opportunity for Reseller to cure within such 30 days: (a) any material breach of this Agreement by Reseller; or (b) failure by Reseller to pay license fees for Software under the payment terms specified in this Agreement or as stated on BroadVision's invoice for such Software. Reseller may terminate this Agreement upon 30 days written notice and an opportunity for BroadVision to cure any material breach of this Agreement by BroadVision with such 30 days.

        C. Upon termination of this Agreement for any reason, the following shall occur:

                i. Reseller's rights under this Agreement shall automatically cease, provided that all sublicenses shall continue according to their terms. Reseller may continue using the release of the Software then in its possession solely for the purpose of continuing technical support for sublicenses granted prior to termination.

                ii. Reseller shall return to BroadVision or destroy the Software and other marketing materials, software, and data, except as required for the operation of Section 12.C.i above.

                iii. BroadVision shall, within sixty (60) days after the effective date of termination of this Agreement have the option to assume the responsibility of providing maintenance and support for the Software to any or all of Reseller's customers pursuant to BroadVision's standard terms and conditions for the performance of such services, provided such customer requests such assumption and BroadVision consents. Reseller shall provide BroadVision with copies of all maintenance agreements in force with End-Users. Reseller shall pay to BroadVision a prorated portion of the maintenance fees paid by such customers and retained by Reseller for the remaining terms of such agreements. Notwithstanding the foregoing, so long as Reseller is paying BroadVision Revenue Fees and annual maintenance fees for other copies of Software licensed to Reseller (including Software subsequently sublicensed to Customers), BroadVision will continue to provide maintenance services to Reseller pursuant to Section 4 hereof following termination or expiration of this Agreement unless BroadVision terminates this Agreement (a) because Reseller has not made payments under the Master Agreement or this Agreement when due, or (b) for Reseller's use, reproduction, disclosure or distribution of any of the Software in a manner not authorized by this Agreement or the Master Agreement.

                iv. Reseller's obligations under Sections 2 (to the extent that any amounts are owed to BroadVision as of the termination date), and Sections 4, 6, 7, 8, 9, 10, 12, and 13 will survive the termination of this Agreement. All other rights and obligations of the parties will cease upon termination of this Agreement.

13.     GENERAL.

        A. WAIVER/AMENDMENT. No waiver, amendment, or modification of any provision of this Agreement shall be effective unless in writing and signed by the party against whom such waiver, amendment, or modification is sought to be enforced. No failure or delay by either party in exercising any


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                right, power or remedy under this Agreement, except as
                specifically provided herein, shall be deemed as a waiver of any such right, power, or remedy.

        B. ASSIGNMENT. Either party may assign this Agreement to an entity acquiring substantially all of its assets or merging with it, provided that such assignee agree in writing to assume all obligations under this Agreement. Except as set forth above, neither party may assign any of its rights or delegate any of its obligations under this Agreement to any third party without the express written consent of the other. Any attempted assignment in violation of the foregoing shall be void and of no effect. Subject to the above, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

        C. DISPUTES. The rights of the parties hereunder shall be governed by the laws of the State of California without giving effect to principles of conflicts of laws. Any suits brought hereunder may be brought in the federal or state courts in Santa Clara County, California, and Reseller submits to the jurisdiction thereof. The parties expressly exclude the application of the 1980 United Nations Convention on Contracts for the International Sale of Goods, if applicable.

                Reseller acknowledges that the Software contains trade secrets, the disclosure of which would cause substantial harm to BroadVision that could not be remedied by the payment of damages alone. Accordingly, BroadVision will be entitled to seek preliminary and permanent injunctive relief and other equitable relief for any breach of BroadVision's intellectual property rights in the Software.

        D. SEVERABILITY. If any provision of this Agreement shall be held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement shall remain in full force and effect.

        E. EXPORT. Reseller acknowledges that the laws and regulations of the United States restrict the export of the Software. Reseller agrees that it will not export or re-export the Software in any form without first obtaining the appropriate United States and foreign government approvals.

        F. NOTICE. Any notice, consent, or other communication hereunder shall be in writing, and shall be given personally, by confirmed fax or express delivery to either party at their respective addresses:

                (i)    to BroadVision at:
                BroadVision, Inc.
                585 Broadway
                Redwood City, CA 94063, USA
                Attn: Chief Financial Officer

                (ii)   to Reseller at:
                Corio, Inc.
                700 Bay Road, Suite 210
                Redwood City, CA 94063
                Attn: Roger Lee

                or such other address as may be designated by written notice of either party. Notices shall be deemed given when delivered or transmitted, or seven days after deposit in the mail.

        G. INDEPENDENT CONTRACTORS. The parties' relationship shall be solely that of independent contractor and nothing contained in this Agreement shall be construed to make either party an agent, partner, joint venturer, or representative of the other for any purpose.

        H. FORCE MAJEURE. If the performance of this Agreement, or any obligation hereunder, except the making of payments, is prevented, restricted, or interfered with by reason of any act or condition beyond the reasonable control of the affected party, the party so affected will be excused from performance to the extent of such prevention, restriction, or interference.

        I. ENTIRE AGREEMENT. All products and services delivered by BroadVision to Reseller are subject to the terms of this Agreement, unless specifically addressed in a separate agreement.

14. ESCROW. If Reseller so elects within ninety (90) days after the execution of this Agreement, Reseller may become a party to the agreement pursuant to which BroadVision has deposited the source code to the Software. Such escrow agreement is attached hereto as Attachment E. Reseller shall bear the costs of opening and maintaining such escrow account.

AGREED TO BY:                BROADVISION, INC.

                             /s/ Signature Illegible
                             Signature
                             Randall Bolten
                             --------------
                             Printed Name
                             CFO
                             ---
                             Title

RESELLER:                    CORIO, INC.
                             /s/ Signature Illegible
                             Signature
                             Laurent Pacalin
                             ---------------
                             Printed Name
                             VP Business Development 11/8/99
                             -------------------------------
                             Title

Contract No. _____________________

                                 ATTACHMENT A TO
                               RESELLER AGREEMENT

                                SCOPE OF LICENSE

The following BroadVision products may be licensed to and sublicensed by Reseller under the terms and conditions of the Agreement, and are collectively referred to as the "Software" in the Agreement:

                BroadVision One-To-One Development System (aka BroadVision One-To-One Enterprise)

                BroadVision One-To-One Commerce Retail

                BroadVision One-To-One Commerce Business

                BroadVision One-To-One Deployment System

                BroadVision One-To-One Command Center

                BroadVision One-To-One Publishing Center

                BroadVision One-To-One Instant Publisher

                BroadVision One-To-One Design Center

Reseller may use the Software to develop the following programs, collectively referred to as the "Application" in the Agreement, intended to be licensed to, or operated on behalf of, End-Users:

        Application is an eCommerce solution offering hosted and managed by Reseller on behalf of its customers. The Reseller's eCommerce solution is the Software integrated with the hardware, software, and services that Reseller provides to its Customers on a hosted basis. Application includes functionality related to multiple eCommerce businesses, malls, and business to business applications. Reseller may use third parties in development of the Application, provided they abide with this Agreement.

Reseller may sublicense the Software in the following geographic areas, collectively referred to as the "Territory" in the Agreement:

North America

Any request by Reseller to expand the Territory is subject to BroadVision's agreement, which agreement will not be unreasonably withheld. BroadVision will not condition such expansion on the payment of any expansion fee or to a change in the Revenue Fee methodology described in the Master Agreement. If BroadVision consents to any such expansion of the Territory and BroadVision offers a localized version of all or part of the Software on its local price list, Reseller will have the right to acquire licenses for such localized versions on the terms set forth in the price list, subject to the discount structure set forth in the Master Agreement.

Notwithstanding anything to the contrary herein, Reseller may not sublicense Software or permit Software to be sublicensed to the following countries, corporations and their affiliates:

(a) in the countries of Norway, Sweden, or Denmark prior to December 1, 1999;

(b) to the following financial services End-Users, prior to July 1, 2000, for applications relating to consumer or corporate financial services:
        [*]

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

        [*]

(c)     [*]

Initialed by:  BroadVision
               Reseller

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Contract No. _____________

                                 ATTACHMENT B TO
                               RESELLER AGREEMENT

                         BROADVISION LICENSING PRACTICES

BroadVision's current standard licensing practices are as follows for the products listed below. These practices are in effect as of June 15, 1999.

        * ONE-TO-ONE DEVELOPMENT SYSTEM -- licensed on a per-user basis. In other words, each individual who will use the One-To-One Development System to develop BroadVision One-To-One applications must be separately licensed. Customer may reassign One-To-One Development System licenses within reason, for example as employees terminate employment or transfer to other departments. One-To-One Development System products include:

                * ENTERPRISE DEVELOPMENT SYSTEM -- the basic BroadVision development system

                * APPLICATION DEVELOPMENT SYSTEM -- includes the Enterprise Development System and the objects and other products necessary to develop ONE of the BroadVision Applications (Retail Commerce, Financial, or Knowledge)

                * TWO APPLICATION DEVELOPMENT SYSTEM -- same as the Application Development System, but for TWO of the BroadVision Applications

                        (NOTE: Business Commerce by itself is counted as a Two Application Development System)

                        THREE APPLICATION DEVELOPMENT SYSTEM -- same as the Application Development System, but for THREE of the BroadVision Applications

        * ONE-TO-ONE DEPLOYMENT SYSTEM -- licensing is based on the maximum number of Profiled Users permitted to be tracked by BroadVision One-To-One applications. A Profiled User corresponds to a record in the BroadVision user profile database. The record maintains information about the user's profile and may refer to external sources for additional profile information. The number of Profiled Users represents the number of one-to-one relationships that Customer wants to maintain with its users. By licensing a number of profiled users the customer is paying for the right to keep that many records in the BroadVision user profile database at any point in time. Examples of Profiled Users include, but are not limited to customers, partners and employees.

        * ONE-TO-ONE TOOLS -- licensed on a per-user basis, similar to the One-To-One Development System products. One-To-One Tools include:

                        * ONE-TO-ONE COMMAND CENTER, formerly known as the Dynamic Command Center, or DCC

                        * ONE-TO-ONE PUBLISHING CENTER, formerly known as the Content Management Center, or CMC

                        *       ONE-TO-ONE INSTANT PUBLISHER

                        * ONE-TO-ONE DESIGN CENTER, formerly known as the Visual Design Center, or VDC

        [NOTE: The One-To-One Command Center, the One-To-One Publishing Center, and the One-To-One Instant Publisher may be sublicensed to third parties using Customer's application software in accordance with the terms of this Agreement.]

Contract No ________________________

                                 ATTACHMENT C TO
                               RESELLER AGREEMENT

                  REQUIRED PROVISIONS OF SUBLICENSE AGREEMENTS

This Attachment C is incorporated into the Reseller Agreement (the "Agreement") dated the 8th day of November, 1999 between BroadVision, Inc. ("BroadVision") and Corio, Inc. ("Reseller"). The terms and conditions contained herein are subject in all respects to the terms and conditions of that Agreement, except that in the event of a conflict between the terms of this Attachment C and the Agreement, the terms of this Attachment C shall govern.

Each agreement sublicensing the Software entered into between Reseller and its End-Users shall contain provisions that are at least as protective of BroadVision's interests as the following:

1. End-Users shall be licensed to use the object code of the Software only in accordance with BroadVision's licensing practices. Unless stated otherwise in the licensing practices, End-Users shall have the right to duplicate the Software only for backup or archival purposes and as necessary to transfer the Software to a backup computer in the event of computer malfunction.

2. End-Users shall not (i) rent, lease, or loan the Software; (ii) electronically transmit the Software over a network except as necessary for End-User's licensed use of the Software; (iii) use run-time versions of third-party products embedded in the Software, if any, for any use other than the intended use of the Software, (iv) modify, disassemble, decompile, or reverse engineer the Software; (v) sublicense or transfer possession of any copy of the Software to another party, except as expressly permitted by BroadVision; or (vi) use the Software in any way not expressly provided for.

3. Title to the Software shall not pass to the End-User. End-User shall include BroadVision's copyright or proprietary rights notice on any copies of the Software or associated documentation, including copyright or proprietary rights notices of third parties that are included on media or in documentation provided by BroadVision. End-User shall acknowledge that the Software is the property of BroadVision or its licensors.

4. End-User may be permitted to grant nontransferable sublicenses to portions of the Software, where such grants are explicitly permitted by BroadVision's licensing practices. End-User shall require each such sublicensee, before it may use or install the sublicensed Software, to execute a written license agreement containing, at a minimum, the required provisions specified in this Attachment. End-User shall indemnify BroadVision for all losses, costs, damages, expenses, and liabilities caused by a sublicensee's failure to honor the terms of such sublicense, or by End-User's failure to include required terms in its sublicense agreements with its sublicensees.

5. Unless otherwise requested by BroadVision, End-User shall ensure that the phrase "Personalized by BroadVision One-To-One" shall appear prominently on the logon screen, splash screen, or other first view of the End-User's application seen by consumers or other end-users when they enter such application. The above phrase shall be a hypertext link to a URL specified by BroadVision. End-User's use of the phrase shall be in accordance with BroadVision's guidelines for use of the mark.

6.      BroadVision disclaims all warranties, express or implied, to End-Users.

7. BroadVision shall not be liable for any damages, whether direct, indirect, incidental, or consequential, arising from the use of the Software.

8. End-User shall not reproduce, duplicate, copy, sell, or otherwise disclose, or disseminate the Software, including operating instructions, user manuals, and training materials, in any medium except as expressly permitted pursuant to BroadVision's licensing practices or this Attachment. End-User expressly undertakes, using reasonable efforts not less than it exercises for its own confidential materials, to retain in confidence, and to require its employees or consultants to retain the Software in confidence, and will make no use of such information, except under the terms and during the existence of its Agreement with Reseller, and only to the extent that such use is necessary to End-User's employees or consultants in the course of their employment.

9. At the termination of the End-User License, the End-User shall discontinue use and shall destroy or return the Software to BroadVision, including all archival or other copies.

10. BroadVision is a third-party beneficiary of the End-User License agreement with Reseller.

11. The End-User shall not publish any result of benchmark tests run on the Software.

12. End-User may assign its license to the Software only to an entity acquiring substantially all of its assets or merging with it, provided that such assignee agree in writing to assume all associated obligations. Otherwise, End-User may not assign its rights in the Software to any third party, and any attempted assignment in violation of the foregoing shall be void and of no effect.

13. The End-User shall comply fully with all relevant regulations of the United States Department of Commerce and with the U.S. Export Administration to assure that the Software is not exported in violation of the code and regulations.

                                  Attachment D
                   To Software License and Services Agreement

BROADVISION SUPPORT POLICY

Case tracking is the procedure of tracking customer-reported problems. BroadVision support engineers open cases in the order in which they are received. Cases have different priorities and will be treated accordingly. Standard support is provided from 9am to 6pm PT in America, and 9am to 6pm GMT in Europe. (For enhanced support coverage see the section below concerning After-hours support.) If a case hasn't been opened after 1 day the Support manager will be notified. After 2 days the Support Director will be notified.

CASE ESCALATION AND 'HOT SITE' STATUS

The support engineer opening a case will set case priority. A customer may request that a case be escalated at any time by contacting the Support engineer or the Support Manager.

Unusually important site problems will be considered 'hot sites'. This includes such issues as serious reliability problems or significant performance problems on production systems. To escalate a case, the customer may notify their Support engineer or the Support Manager. A 'hot site' will gain Executive level attention and all necessary resources to resolve the issue as quickly as possible.

A hot site will have a dedicated Support engineer until it is resolved. The customer is expected to provide technical resources, remote access and reproducible cases as necessary. BroadVision will manage a list of issues to be resolved in the escalation to be communicated daily by the assigned Support engineer. Once all the issues are resolved, the escalation to 'hot site' will be closed.

The response and turnaround times indicated below are BroadVision's most reasonable estimates of such times. Such times may be impacted by a number of factors beyond BroadVision's reasonable control, including without limitation the fact that the source of the problem may exist with a component not provided by BroadVision. BroadVision will not be deemed to be in breach of its maintenance obligations to Reseller if it fails to meet such response or turnaround times due to factors beyond BroadVision's reasonable control.

PRIORITY 1

The highest level is reserved for site-down type failures. Once BroadVision support is notified that a site is down they will start work to restore the site as soon as possible. If a site is not restored after 4 hrs of work the Support engineer will move the site to 'hot site' status. The WPSO engineer who worked on the site will be contacted and Support Director notified of escalation. After 1 day of escalation VP WPSO and VP Engineering will be notified. The VPs will identify additional resources to work on the problem. After 2 days of escalation the CEO will be notified.

PRIORITY 2

Level 2 is for serious problems on a site not causing total failure. BroadVision Support will start work on the site as soon as they are aware of the problem. If a workaround has not been developed after 1 day of work by Support then the Support Director will be notified. After 3 days of work VP WPSO and VP Engineering will be notified.

PRIORITY 3

The third level is for general issues on a site not causing serious problems. If a case isn't resolved after 2 days the Support Manager will be notified. After 3 days the Support Director will be notified.

PRIORITY 4

The lowest level is for questions or issues on a site not requiring immediate action. If a case isn't resolved after 3 days the Support Manager will be notified. After 5 days the Support Director will be notified.

AFTER-HOURS SUPPORT

An optional support package is available to provide support 7 days a week, 24 hrs a day for assistance with serious problems on live-sites. It will not support development questions/issues. Customers with this support will be provided with a single pager number to contact the on-call Support person in the case of a priority 1 support call. It is preferred that the customer must provide BroadVision dialup access to the site in order to for support to able to provide assistance in the recovery process. The Support engineer on call will have a laptop so that he/she can then dial into the website and help effect system recovery.

DOCUMENTING KNOWN PROBLEMS

This note is to announce BroadVision's policy of sharing bug lists with customers. Several customers and the field have requested that we share an edited version of the bug list with our customers. The intent is to pro-actively let the customers know about known problems and document workarounds. Support, engineering and product management will decide which problems to report.

Today we publish some of this information in the Known Problems section of the Release Notes. The following is our policy of enhancing this information as well as updating the known bugs every month and making it available through the support section of the BroadVision web site.

1. Currently we provide the following information in the Known Problems section of the Release Notes. The Release Notes will be updated upon every release.

Bug Information: problem ID, brief description, any known workaround

2. Starting with version 4.1 Technical Support will update the Known Bugs section to include known bugs reported since the last release. This will be updated once a month. Since the updates will be written by Technical Support, it will be directed to an engineering audience. At product release time, Tech Pubs will roll them into the formal Release Notes.

3. We will also make the following patch information available on our Tech support site:

Patch Number:
Date released: <can also list those in preparation, with a planned release date> Required previous patches: <patch numbers or 'none'>
Resolved problems: <list of problem numbers>

PRODUCT ENHANCEMENT REQUEST PROCEDURE

TO SUBMIT AN ENHANCEMENT REQUEST

Log in to Broadvision.com\login.html. Select Support, and then click "Submit a new ticket". Include the text "Enhancement" in the description before submitting the request, and the product you wish to submit an enhancement request for.

PM will review enhancements on a weekly basis and respond to you, the submitter, with the status

GETTING ENHANCEMENTS INTO AN UPCOMING PRODUCT RELEASE

At the start of each project Product Manager will go through the enhancement list with ISG and engineering to determine which should be included in the next release. If there are specific features that need to be included to satisfy a project need, please include that information in the ER when submitted, and email the appropriate Product Manager.

COMPATIBILITY POLICY

This note clarifies BroadVision's policy on compatibility between production releases. BV will provide a migration path between the objects, templates, and scripts, components and content that customers have created with a production release of One-To-One to the next production release of One-To-One. Addressing these in turn:

1. BroadVision Standard objects - if we change the tag syntax of BV standard objects we will provide tools and procedures needed to migrate those objects from one release to the next. This will provide migration path for templates using BV standard objects.

2. BroadVision Standard components - if we change the signature of BV standard components we will provide tools and procedures needed to migrate scripts from one release to the next. This will provide migration path for scripts using BV standard components.

3. BroadVision APIs - we will in general maintain backward compatibility between BroadVision APIs. In cases, where this is not possible or desirable we will provide tools and procedures to migrate the APIs. This will provide migration path for custom dynamic objects that use our APIs.

4. Database - when we make the schema changes we will provide migration tools to update older schema and content from one production release of One-To-One to the next.

Please note that we do not guarantee compatibility between Beta and FCS versions of any given release. However, we will strive to not have major API, tag-syntax or schema changes between Beta and FCS releases.

If you have any questions or suggestions please send email to bv-pm@broadvision.com.

SUPPORT POLICY FOR THIRD-PARTY SOFTWARE PRODUCTS

Broadvision's policy is to certify One-To-One products against the versions of third-party products that are released and available sufficiently in advance of Broadvision's release date to allow for complete testing. This often means that third-party vendors will release new versions of their products prior to the next release of One-To-One. While Broadvision would prefer that customers use the software versions with which One-To-One was tested, we also understand that customers will, for various reasons, want to use these new versions of third-party products.

Broadvision will support customers who use newer versions of third-party products as long as the vendor guarantees forward compatibility. One-To-One products should work on these new versions. By support we mean that we will work with the customer to resolve compatibility problems with the third-party vendor. Broadvision will also consider, at our option, developing and releasing minor fixes for our products in order to resolve problems with new versions of third-party products.

Broadvision will usually test and certify these newer versions of third-party products in the next release of One-To-One. This can be a good indicator that the newer versions will work with the current release of One-To-One. In exceptional cases Broadvision may determine that the newer version of a third-party product can not be used with One-To-One because it fails in some way during the testing cycle. In this case we will continue to certify the older version.

Contract No ________

                       ATTACHMENT E TO RESELLER AGREEMENT

                        MASTER PREFERRED ESCROW AGREEMENT

                       Master Number _____________________

        THIS ESCROW AGREEMENT is effective June ______, 1996 among DATA SECURITIES INTERNATIONAL, INC. ("DSI"), BROADVISION, INC. ("BroadVision") and any party signing the Acceptance Form attached to this Agreement ("Licensee").

        WHEREAS, BroadVision and Licensee have entered or will enter into a License Agreement or other agreement pertaining to BroadVision software (the "License Agreement");

        WHEREAS, BroadVision desires to avoid disclosure of its software except under certain limited circumstances;

        WHEREAS, Licensee may need access to the software under certain limited circumstances;

        WHEREAS, BroadVision and Licensee desire to establish an escrow with DSI to provide for the retention of, administration of and access to specified BroadVision software; and

        WHEREAS, the parties desire this Agreement to be supplementary to the License Agreement pursuant to 11 United States [Bankruptcy] Code, Section 365(n).

1.      DEPOSITS.

        1.1 OBLIGATION TO MAKE DEPOSIT. Upon the signing of this Agreement by the parties, including the signing of the Acceptance Form, BroadVision shall deliver to DSI the software and other materials ("Deposit Materials") required to be deposited by the License Agreement or, if the License Agreement does not identify the materials to be deposited with DSI, then the materials identified on an Exhibit A. If Exhibit A is applicable, BroadVision and Licensee shall sign it. DSI shall have no obligation with respect to the preparation, signing or delivery of Exhibit A.

        1.2 IDENTIFICATION OF TANGIBLE MEDIA. Prior to the delivery of the Deposit Materials to DSI, BroadVision shall conspicuously label for identification each document, magnetic tape, disk, or other tangible media upon which the Deposit Materials are written or stored. Additionally, BroadVision shall complete Exhibit B to this Agreement by listing each such tangible media by the item label description, the type of media and the quantity. The Exhibit B must be signed by BroadVision and delivered to DSI with the Deposit Materials. Unless and until BroadVision makes the initial deposit with DSI, DSI shall have no obligation with respect to this Agreement, except the obligation to notify the parties regarding the status of the deposit account as required in Section
2.2 below.

        1.3 DEPOSIT INSPECTION. When DSI receives the Deposit Materials and the Exhibit B, DSI will conduct a deposit inspection by visually matching the labeling of the tangible media containing the Deposit Materials to the item descriptions and quantity listed on the Exhibit B.

        1.4 ACCEPTANCE OF DEPOSIT. At completion of the deposit inspection, if DSI determines that the labeling of the tangible media matches the item descriptions and quantity on Exhibit B, DSI will date and sign the Exhibit B and mail a copy thereof to BroadVision and Licensee. If DSI determines that the labeling does not match the item descriptions or quantity on the Exhibit B, DSI will (a) note the discrepancies in writing on the Exhibit B; (b) date and sign the Exhibit B with the exceptions noted; and (c) provide a copy of the Exhibit B to BroadVision and each Licensee. DSI's acceptance of the deposit occurs upon the signing of the Exhibit B by DSI. Delivery of the signed Exhibit B to Licensee is Licensee's notice that the Deposit Materials have been received and accepted by DSI. Licensee understands and agrees that it will receive the most recent copy or copies of Exhibit B, which may predate the License Agreement.

        1.5 DEPOSIT UPDATES. Unless otherwise provided by the License Agreement, BroadVision shall update the Deposit Materials within 30 days of each standard release (as defined in the License Agreement) of the Deposit Materials. Such updates will be added to the existing deposit. All deposit updates shall be listed on a new Exhibit B and the new Exhibit B shall be signed by

BroadVision. Each Exhibit B will be held and maintained separately within the escrow account. An independent record will be created which will document the activity for each Exhibit B. The processing of all deposit updates shall be in accordance with Sections 1.2 through 1.4 above. All references in this Agreement to the Deposit Materials shall include the initial Deposit Materials and any updates.

        1.6 REMOVAL OF DEPOSIT MATERIALS. The Deposit Materials may be removed or exchanged only on written instructions signed by BroadVision and Licensee, or as otherwise provided in this Agreement.

2.      CONFIDENTIALITY AND RECORD KEEPING.

        2.1 CONFIDENTIALITY. DSI shall maintain the Deposit Materials in a secure, environmentally safe, locked receptacle which is accessible only to authorized employees of DSI. DSI shall have the obligation to reasonably protect the confidentiality of the Deposit Materials. Except as provided in this Agreement, DSI shall not disclose, transfer, make available, or use the Deposit Materials. DSI shall not disclose the content of this Agreement to any third party. If DSI receives a subpoena or other order of a court or other judicial tribunal pertaining to the disclosure or release of the Deposit Materials, DSI will immediately notify the parties to this Agreement. It shall be the responsibility of BroadVision and Licensee to challenge any such order; provided, however, that DSI does not waive its rights to present its position with respect to any such order. DSI will not be required to disobey any court or other judicial tribunal order.

        2.2 STATUS REPORTS. DSI will issue to BroadVision and each Licensee a report profiling the account history at least semi-annually. DSI may provide copies of the account history pertaining to this Agreement upon the request of any party to this Agreement.

        2.3 AUDIT RIGHTS. During the term of this Agreement, BroadVision and Licensee shall each have the right to inspect the written records of DSI pertaining to this Agreement. Any inspection shall be held during normal business hours and following reasonable prior notice.

3.      GRANT OF RIGHTS TO DSI.

        3.1 TITLE TO MEDIA. BroadVision hereby transfers to DSI the title to the media upon which the Deposit Materials are written or stored. However, this transfer does not include the ownership of the proprietary information and materials contained on the media, such as any copyright, trade secret, patent or other intellectual property rights.

        3.2 RIGHT TO MAKE COPIES. DSI shall have the right to make copies of the Deposit Materials as reasonably necessary to perform this Agreement. DSI shall copy all copyright, nondisclosure and other proprietary notices and titles contained on the Deposit Materials onto any copies made by DSI. With all Deposit Materials submitted to DSI, BroadVision shall provide any and all instructions as may be necessary to duplicate the Deposit Materials, including but not limited to the hardware and/or software needed.

        3.3 RIGHT TO SUBLICENSE UPON RELEASE. BroadVision hereby grants to DSI a non-exclusive, irrevocable, perpetual, and royalty-free license to sublicense the Deposit Materials to Licensee upon the release, if any, of the Deposit Materials in accordance with Section 4.5 below. Except upon such a release, DSI shall not sublicense or otherwise transfer the Deposit Materials.

4.      RELEASE OF DEPOSIT.

        4.1 RELEASE CONDITIONS. As used in this Agreement, "Release Conditions" shall mean the following:

               (a) BroadVision's failure to perform maintenance services as specified in the applicable attachment to the License Agreement, which failure has not been cured within the applicable cure period specified in the License Agreement; or

               (b) BroadVision's failure to continue to do business in the ordinary course.

        4.2 FILING FOR RELEASE. If Licensee believes in good faith that a Release Condition has occurred, Licensee may provide to DSI written notice of the occurrence of the Release Condition and a request for the release of the Deposit Materials. Upon receipt of such notice, DSI shall provide a copy of the notice to BroadVision, by a nationally recognized overnight courier.

        4.3 CONTRARY INSTRUCTIONS. From the date DSI mails the notice requesting release of the Deposit Materials, BroadVision shall have ten business days to deliver to DSI Contrary Instructions. "Contrary Instructions" shall mean the written representation by BroadVision that a Release Condition has not occurred or has been cured. Upon receipt of Contrary Instructions, DSI shall send a copy to Licensee by a nationally recognized overnight courier. Additionally, DSI shall notify both BroadVision and Licensee that there is a dispute to be resolved pursuant to Section 7.3. Subject to Section 5.2, DSI will continue to store the Deposit Materials without release pending (a) joint instructions from BroadVision and Licensee, (b) resolution pursuant to Section 7.3, or (c) order of a court.

        4.4 RELEASE OF DEPOSIT. If DSI does not receive Contrary Instructions from the BroadVision, DSI is authorized to release the Deposit Materials to Licensee or, if more than one beneficiary is registered to the deposit, to release a copy of the Deposit Materials to the Licensee. However, DSI is entitled to receive any fees due DSI before making the release. This Agreement with respect to a particular Licensee will terminate upon the release of the Deposit Materials held by DSI to such Licensee.

        4.5 USE LICENSE FOLLOWING RELEASE. Unless otherwise provided in the License Agreement, upon release of the Deposit Materials in accordance with this
Section 4, BroadVision hereby grants to Licensee a non-exclusive, non-transferable, non-sublicenseable license to use the Deposit Materials to maintain and support the Software (as defined in the License Agreement) in order for Licensee to continue using the Software in accordance with the terms of the License Agreement. Licensee may not reproduce, distribute, create derivative works of, publicly perform, publicly display or digitally perform the Deposit Materials. Licensee shall not have the right to enhance the Software or add any new functionality to the Software. Licensee shall continue to pay all royalties which accrue under the License Agreement based on continued use of the Software (including without limitation any fees attributable to the number of profiled users), and Licensee's failure to make such payments when due shall terminate this license. The Deposit Materials shall be deemed Confidential Information under the License Agreement, and all confidentiality obligations therein shall apply to the Deposit Materials in perpetuity.

5.      TERM AND TERMINATION.

        5.1 TERM OF AGREEMENT. The initial term of this Agreement is for a period of one year. Thereafter, this Agreement shall automatically renew from year-to-year unless (a) with respect to a Licensee, BroadVision and such Licensee jointly instruct DSI in writing that the Agreement is terminated; or
(b) the Agreement is terminated by DSI for nonpayment in accordance with Section
5.2. If the Acceptance Form has been signed at a date later than this Agreement, the initial term of the Acceptance Form will be for one year with subsequent terms to be adjusted to match the anniversary date of this Agreement. If the deposit materials are subject to another escrow agreement with DSI, DSI reserves the right, after the initial one year term, to adjust the anniversary date of this Agreement to match the then prevailing anniversary date of such other escrow arrangements.

        5.2 TERMINATION FOR NONPAYMENT. In the event of the nonpayment of fees owed to DSI, DSI shall provide written notice of delinquency to all parties to this Agreement. Any party to this Agreement shall have the right to make the payment to DSI to cure the default. If the past due payment is not received in full by DSI within one month of the date of such notice, then DSI shall have the right to terminate this Agreement at any time thereafter by sending written notice of termination to all parties. DSI shall have no obligation to take any action under this Agreement so long as any payment due to DSI remains unpaid.

        5.3 DISPOSITION OF DEPOSIT MATERIALS UPON TERMINATION. Upon termination of this Agreement by joint instruction of BroadVision and a Licensee, DSI shall destroy, return, or otherwise deliver the Deposit Materials in accordance with such instructions. Upon termination for nonpayment, DSI may, at its sole discretion, destroy the Deposit Materials or return them to BroadVision. DSI shall have no obligation to return or destroy the Deposit

Materials if the Deposit Materials are subject to another escrow agreement with DSI.

        5.4 SURVIVAL OF TERMS FOLLOWING TERMINATION. Upon termination of this Agreement, Sections 3.3, 4.5, 6.2 and 7 of this Agreement shall survive:

6.      DSI'S FEES.

        6.1 FEE SCHEDULE. Each Licensee shall pay to DSI its standard fees and expenses applicable to the services provided for Licensee. DSI shall notify Licensee at least 90 days prior to any increase in fees. For any service not listed on DSI's standard fee schedule, DSI will provide a quote prior to rendering the service, if requested.

        6.2 PAYMENT TERMS. DSI shall not be required to perform any service unless the payment for such service and any outstanding balances owed to DSI are paid in full. All other fees are due upon receipt of invoice. If invoiced fees are not paid, DSI may terminate this Agreement in accordance with Section 5.2. Late fees on past due amounts shall accrue at the lesser of the rate of one and one-half percent per month (18% per annum) from the date of the invoice or the maximum rate allowable under applicable law.

7.      LIABILITY AND DISPUTES.

        7.1 RIGHT TO RELY ON INSTRUCTIONS. DSI may act in reliance upon any instruction, instrument, or signature reasonably believed by DSI to be genuine. DSI may assume that any employee of a party to this Agreement who gives any written notice, request, or instruction has the authority to do so. DSI shall not be responsible for failure to act as a result of causes beyond the reasonable control of DSI.

        7.2 INDEMNIFICATION. DSI shall be responsible to perform its obligations under this Agreement and to act in a reasonable and prudent manner with regard to this escrow arrangement. Provided DSI has acted in the manner stated in the preceding sentence, BroadVision and Licensee each agree to indemnify, defend and hold harmless DSI from any and all claims, actions, damages, arbitration fees and expenses, costs, attorney's fees and other liabilities incurred by DSI relating in any way to this escrow arrangement.

        7.3 DISPUTE RESOLUTION. Any dispute relating to or arising from this Agreement shall be resolved by arbitration under the Commercial Rules of the American Arbitration Association. Unless otherwise agreed by BroadVision and Licensee, arbitration will take place in Palo Alto, California, U.S.A. Any court having jurisdiction over the matter may enter judgment on the award of the arbitrator(s). Service of a petition to confirm the arbitration award may be made by nationally recognized overnight courier to the attorney for the party or, if unrepresented, to the party at the last known business address.

        7.4 CONTROLLING LAW. This Agreement is to be governed and construed in accordance with the laws of the State of California, without regard to its conflict of law provisions.

        7.5 NOTICE OF REQUESTED ORDER. If any party intends to obtain an order from the arbitrator or any court of competent jurisdiction which may direct DSI to take, or refrain from taking any action, that party shall:

               (a) Give DSI at least two business days' prior notice of the hearing;

               (b) Include in any such order that, as a precondition to DSI's obligation, DSI be paid in full for any past due fees and be paid for the reasonable value of the services to be rendered pursuant to such order; and

               (c) Ensure that DSI not be required to deliver the original (as opposed to a copy) of the Deposit Materials if DSI may need to retain the original in its possession to fulfill any of its other escrow duties.

8.      GENERAL PROVISIONS.

        8.1 ENTIRE AGREEMENT. This Agreement, which includes the Acceptance Form and the Exhibits described herein, embodies the entire understanding between all of the parties with respect to its subject matter and supersedes all previous communications, representations or understandings, either oral or written. No amendment or modification of this Agreement shall be valid or binding unless signed by all the parties hereto, except Exhibit A need not be signed by DSI and Exhibit B need not be signed by Licensee.

        8.2 NOTICES. All notices, invoices, payments, deposits and other documents and communications shall be given to the parties at the addresses specified in the attached Exhibit C and Acceptance Form. It shall be the responsibility of the parties to notify each other as provided in this Section in the event of a change of address. The parties shall have the right to rely on the last known address of the other parties. Unless otherwise provided in this Agreement, all documents and communications may be delivered by certified mail, return receipt requested.

        8.3 SEVERABILITY. In the event any provision of this Agreement is found to be invalid, voidable or unenforceable, the parties agree that unless it materially affects the entire intent and purpose of this Agreement, such invalidity, voidability or unenforceability shall affect neither the validity of this Agreement nor the remaining provisions herein, and the provision in question shall be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision.

        8.4 SUCCESSORS. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties. However, DSI shall have no obligation in performing this Agreement to recognize any successor or assign of BroadVision or Licensee unless DSI receives clear, authoritative and conclusive written evidence of the change of parties.

BROADVISION, INC.                       DATA SECURITIES INTERNATIONAL, INC.

By:                                     By:
   -------------------------------         -------------------------------
Name:                                   Name:
     -----------------------------           -----------------------------
Title:                                  Title:
      ----------------------------            ----------------------------
Date:                                   Date:
     -----------------------------           -----------------------------

                                 ACCEPTANCE FORM

                    Account Number _________________________

__________________ hereby (i) acknowledges that it is a Licensee referred to in the Master Preferred Escrow Agreement effective June ____, 1996 with Data Securities International, Inc. as the escrow agent and BroadVision, Inc. as the Depositor and (ii) agrees to be bound by all provisions of such Agreement.

                                           [Licensee]

                                           By:
---------------------------------
                                           Name:
                                                ------------------------------
                                           Title:
                                                 -----------------------------
                                           Date:
                                                ------------------------------

Notices and communications
should be addressed to:                     Invoices should be addressed to:

Licensee Name:
              -----------------------       -----------------------------------
Address:
        -----------------------------       -----------------------------------

-------------------------------------       ------------------------------------

-------------------------------------       ------------------------------------

Designated Contact:                         Contact:
                   ------------------               ---------------------------
Telephone:
          ---------------------------       -----------------------------------

Facsimile:
          ---------------------------       -----------------------------------

BroadVision hereby enrolls Licensee to the following account(s):

Account Name                                Account Number
------------                                --------------

-------------------------------------       ------------------------------------

-------------------------------------       ------------------------------------

-------------------------------------       ------------------------------------

BROADVISION, INC.                           DATA SECURITIES INTERNATIONAL, INC.

By:                                         By:
   ----------------------------------          --------------------------------
Name:                                       Name:
     --------------------------------            ------------------------------
Title:                                      Title:
      -------------------------------             -----------------------------
Date:                                       Date:
     --------------------------------            ------------------------------

                                    EXHIBIT A

                            MATERIALS TO BE DEPOSITED

                      Account Number ______________________

BroadVision represents to Licensee that Deposit Materials delivered to DSI shall consist of the following:

BROADVISION, INC.                         LICENSEE

By:                                       By:
   -------------------------------           -------------------------------

Name:                                     Name:
     -----------------------------             -----------------------------
Title:                                    Title:
      ----------------------------              ----------------------------

Date:                                     Date:
     -----------------------------             -----------------------------

                                    EXHIBIT B

                        DESCRIPTION OF DEPOSIT MATERIALS

Account Number:_______________________________
Company Name: BROADVISION, INC.

DEPOSIT TYPE: _________Initial__________ Supplemental

ENVIRONMENT
Host System CPU/OS_____________________ Version_______________
Backup________________ Source System CPU/OS___________________
Version_______________ Compiler________________ Special
Instructions:_____________________________________

DEPOSIT COPYING REQUIREMENT:
Hardware needed:________________________________________________________________
Software needed/Instructions:___________________________________________________

DEPOSIT MATERIALS:
Exhibit B Name________________________________ Version__________________________

Item label description                  Media                        Quantity

For BroadVision, I certify that the above For DSI, I certify that the deposit described Deposit Materials have been inspection has been completed transmitted to DSI: (any exceptions are noted above):

By                                           By
  -------------------------------              -------------------------------
Print Name                                   Print Name
          -----------------------                      -----------------------
Date                                         Date of Acceptance
    -----------------------------                              ---------------
                                             ISE             EX. B#
                                                ------------        -----------

      Send materials to: DSI, 9555 Chesapeake Dr. #200, San Diego, CA 92123

                                    EXHIBIT C

                               DESIGNATED CONTACT

                    Master Number ___________________________

Notices and communications
should be addressed to:                    Invoices should be addressed to:

Company Name: BroadVision, Inc.            333 Distel Circle
Address: 333 Distel Circle                 Los Altos, CA 94022
         Los Altos, CA 94022               Contact: Chief Financial Officer
Designated Contact: Controller
Telephone: (415) 943-3600
Facsimile: (415) 943-____

Requests to change the designated contact should be given in writing by the designated contact or an authorized employee.

Contracts, Deposit Materials and notices  Invoice inquiries and fee remittances
to DSI should be addressed to:            to DSI should be addressed to:

DSI                                       DSI
Contract Administration                   Accounts Receivable
Suite 200                                 Suite 1450
9555 Chesapeake Drive                     425 California Street
San Diego, CA 92123                       San Francisco, CA 94104
Telephone: (619) 694-1900                 (415) 398-7900
Facsimile: (619) 694-1919                 (415) 398-7914


Date:
     -------------------------------

                       ADDITIONAL ESCROW ACCOUNT AMENDMENT
                      TO MASTER PREFERRED ESCROW AGREEMENT

                        Master Number __________________


                      New Account Number _________________

BroadVision, Inc. ("BroadVision") has entered into a Master Preferred Escrow Agreement with Data Securities International, Inc. ("DSI"). Pursuant to that Agreement, BroadVision may deposit certain Deposit Materials with DSI.

BroadVision desires that new Deposit Materials be held in a separate account and be maintained separately from the existing account. By execution of this Amendment, DSI will establish a separate account for the new Deposit Materials. The new account will be referenced by the following name:____________________.

BroadVision hereby agrees that all terms and conditions of the existing Master Preferred Escrow Agreement previously entered into by BroadVision and DSI will govern this account. The termination or expiration of any other account of BroadVision will not affect this account.

BROADVISION, INC.                            DATA SECURITIES INTERNATIONAL, INC.

By:                                          By:
   -------------------------------              -------------------------------

Name:                                        Name:
     -----------------------------                -----------------------------

Title:                                       Title:
      ----------------------------                 ----------------------------
Date:                                        Date:
     -----------------------------                -----------------------------